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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated May 19, 1995, included in this Form 10-K, into the Company's previously filed Registration Statement Form S-3 (No. 33-28942); Registration Statement Form S-8 (No. 33-28939); Registration Statement Form S-8 (No. 29163); Registration Statement Form S-8 (No. 33-32824); Registration Statement Form S-3 (No. 33-35988); Registration Statement Form S-8 (No. 33-37377), Registration Statement Form S-3 (No. 33-49918); Registration Statement Form S-8 (No. 33-71114) and Registration Statement Form S-8 (33-58335).

                                                             Arthur Andersen LLP

Dallas, Texas
June 16, 1995